Exhibit No. 5

Condensed Consolidated Balance Sheet and
Statements of Income for and as of the End of 4Q
2008 and 2Q 2009 of Pegatron Corporation

THE SPIN-OFF AND CAPITAL REDUCTION DESCRIBED HEREIN INVOLVE THE SECURITIES OF FOREIGN COMPANIES. THE SPIN-OFF AND CAPITAL REDUCTION DESCRIBED HEREIN ARE SUBJECT TO DISCLOSURE REQUIREMENTS OF A FOREIGN COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS AND OTHER FINANCIAL OR ACCOUNTING DATA REFERRED TO IN, OR ENCLOSED WITH THIS NOTICE, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH, FOREIGN ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THOSE ACCEPTED IN THE UNITED STATES.

IT MAYBE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MA Y HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS, SINCE EACH OF THE COMPANY, PEGATRON CORPORATION AND PEGATRON INVESTMENT HOLDING CO., LTD. IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF THEIR OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2008
(Expressed in Thousands of New Taiwan Dollars)

ASSETS	Notes	2008	LIABILITIES AND STOCKHOLDERS’ EQUITY	Notes	2008
CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	II, IV.1, V	$26,274,861	Short-term loans	IV.14, VI	$14,288,407
Financial assets at fair value through profit or loss-current	II, IV.2	3,952,004	Financial liabilities at fair value through profit or loss-current	II, IV.15	409
Available-for-sale financial assets-current	II, IV.3	8,881	Notes and accounts payable		58,913,504
Notes and accounts receivable, net	II, IV.4	54,437,945	Notes and accounts payable-related parties	V	5,593,849
Accounts receivable-related parties, net	II, IV.4, V	9,411,802	Income tax payable	II, IV.23	1,598,570
Other receivables, net		2,928,642	Accrued expenses		8,027,488
Other receivables-related parties, net	V	1,694,333	Other payables	V	2,034,544
Inventories, net	II, IV.5	40,975,383	Receipts in advance	V	4,076,903
Prepayments	V	816,726	Current portion of long-term loans	IV.16, VI	118,751
Noncurrent assets held for sale	IV.6	182,876	Other current liabilities	V	1,600,980
Other current assets	V, VI	823,869	Total current liabilities		96,253,405
Deferred income tax assets-current	II, IV.23, V	1,248,765
Total current assets		142,756,087	LONG-TERM LIABILITY
			Long-term loans	IV.16, VI	8,212,695
INVESTMENTS
Available-for-sale financial assets-noncurrent	II, IV.7	837,958	OTHER LIABILITIES
Financial assets carried at cost-noncurrent	II, IV.8	1,295,298	Accrued pension liabilities	II, IV.17	19,991
Long-term investments under the equity method	II, IV.9	2,665,994	Guarantee deposits received		251,665
Total long-term investments		4,799,250	Deferred income tax liabilities-noncurrent	II, IV.23	161,852
			Others		37,208
PROPERTY, PLANT AND EQUIPMENT	II, IV.10, V, VI		Total other liabilities		470,716
Land		3,248,728
Buildings and equipment		21,144,123	Total liabilities		104,936,816
Machinery and equipment		46,462,058
Warehousing equipment		82,247
Instrument equipment		2,095,122	STOCKHOLDERS' EQUITY
Transportation equipment		186,983	Capital stock	IV.18, V
Office equipment		1,090,000	Common stock		18,846,281
Miscellaneous equipment		3,960,795
Total costs		78,270,056	Additional paid-in capital	IV.19, V
Less: Accumulated depreciation		(23,623,114)	Premium on common stock		61,344,958
Accumulated impairment		(454,082)	Others		2,237,139
Add: Prepayments on purchase of equipment		5,254,331	Total capital surplus		63,582,097
Property, plant and equipment, net		59,447,191
			Retained earnings
INTANGIBLE ASSETS	II		Unappropriated earnings	IV.21, IV.23	5,455,699
Consolidated debit		882,284
Deferred pension cost		8,029	Other adjustments of stockholders' equity
Land use rights		2,333,541	Cumulative translation adjustments	II	1,849,737
Other intangible assets		479,685	Unrecognized loss on pension cost	II	(1,128)
Total intangible assets		3,703,539	Unrealized profit of financial assets	II	241,398
			Total other adjustments of stockholders’ equity		2,090,007
OTHER ASSETS
Assets held for lease	IV.11	576,986	Equity attributable to shareholders of the parent		89,974,084
Idle assets	IV.12, VI	80,549
Refundable deposits	V, VI	475,760	Minority interest		20,201,470
Deferred charges	II, V	3,127,472
Others	IV.13, VI	145,536	Total Stockholders' Equity		110,175,554
Total other assets		4,406,303
TOTAL ASSETS		$215,112,370	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$215,112,370

The accompanying notes are an integral part of the consolidated financial statements.

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2008
(Expressed in Thousands of New Taiwan Dollars, Except for Earnings Per Share)

	Notes	2008
NET SALES	II, V	$513,294,155
COST OF SALES	II, IV.22, V	(486,230,023)
GROSS PROFIT		27,064,132
OPERATING EXPENSES	II, III, IV.21, IV.22, V
Sales and marketing expenses		7,383,043
General and administrative expenses		5,351,049
Research and development expenses		6,480,557
Total operating expenses		19,214,649

OPERATING INCOME		7,849,483

NON-OPERATING INCOMES AND GAINS
Interest income	V	475,472
Investment income recognized under equity method	II, IV.9	84,927
Dividends income		89,254
Gain on disposal of investments		210,530
Others	V	3,052,550
Total non-operating income and gains		3,912,733

NON-OPERATING EXPENSES AND LOSSES
Interest expense		283,371
Loss on disposal of assets	II, V	41,616
Loss on foreign exchange	II, V	168,638
Impairment loss	II, IV.7-10, IV.12	754,957
Valuation loss on financial assets	II	52,570
Others	V	1,315,590
Total non-operating expenses and losses		2,616,742

INCOME BEFORE INCOME TAX		9,145,474
INCOME TAX EXPENSE	II, IV.23	(1,217,835)
CONSOLIDATED NET INCOME		$7,927,639

REPRESENTED BY:
Available for common shareholders		$5,526,317
Available for minority shareholders		2,401,322
CONSOLIDATED NET INCOME		$7,927,639

BASIC EARNINGS PER SHARE (in New Taiwan Dollars)	II, IV.24

	Before Income Tax	After Income Tax
Available for common shareholders	$2.80	$3.08

The accompanying notes are an integral part of the consolidated financial statements.

Explanation for Calculation of 2008 EPS

There are changes of Pegatron’s common shares during 2008. Related calculation of 2008 EPS is as follows:

Weighted average number of shares:	2008

(in thousands of shares)

Outstanding shares, beginning of the year	5,000

Add: new shares issued at the beginning of 2008 to acquire net assets	1,600,000

new shares issued on May 1, 2008 to acquire UNIHAN's shares	186,419

Outstanding shares, ending of the year (A)	1,791,419

Net income (B)	5,526,317

Basic earnings per share (=B/A)	3.08

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2009 and 2008
(Expressed in Thousands of New Taiwan Dollars)

ASSETS	2009	2008	LIABILITIES AND STOCKHOLDERS’ EQUITY	2009	2008
CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$35,112,639	$28,755,525	Short-term loans	$3,916,989	$7,583,388
Financial liabilities at fair value through profit or loss-current	9,387,984	2,999,247	Short-term bills payable	49,906	-
Available-for-sale financial assets-current	10,525	15,557	Financial liabilities at fair value through profit or loss-current	373	1,692
Notes and accounts receive, net	41,914,799	48,919,596	Notes and accounts payable	66,051,319	73,106,179
Notes and Accounts receivable-related parties, net	9,415,109	3,004,138	Notes and accounts payable-related parties	5,660,667	27,234,544
Other receivables, net	1,862,656	2,144,697	Income tax payable	1,238,642	637,528
Other receivables-related parties, net	307,751	3,293,962	Accrued expenses	7,235,004	6,042,594
Inventories, net	41,271,100	66,712,223	Accrued expenses-related parties	28,596	1,473,914
Prepayments	433,335	1,135,334	Other payables	3,873,885	3,818,981
Noncurrent assets classified as held for sale	-	865,759	Receipts in advance	3,637,067	3,347,165
Other current assets	1,017,046	758,208	Long-term loans-current portion	34,604	138,867
Deferred income tax assets-current	1,014,162	678,688	Other current liabilities	1,631,232	2,037,372
Total current assets	141,747,106	159,282,934	Total current liabilities	93,358,284	125,422,224
LONG-TERM INVESTMENTS			LONG-TERM DEBT
Available-for-sale financial assets-noncurrent	1,505,013	2,176,388	Long-term loans	7,369,338	258,594
Financial assts carried at cost-noncurrent	907,792	1,241,015	OTHER LIABILITIES
Long-term investments under the equity method	3,003,402	2,662,000	Accrued pension liabilities	19,451	34,127
Prepayments for long-term investments	-	825,692	Guarantee deposits received	205,943	256,863
Total long-term investments	5,416,207	6,905,095	Deferred income tax liabilities-noncurrent	125,237	186,123
PROPERTY, PLANT, AND EQUIPMENT			Others	46,118	23,021
Land	3,253,085	3,272,582	Total other liabilities	396,749	500,134
Buildings and equipment	24,578,103	17,196,638	Total liabilities	101,124,371	126,180,952
Machinery and equipment	46,168,267	41,747,195	STOCKHOLDERS’ EQUITY
Warehousing equipment	114,549	80,567	Capital stock
Instrument equipment	2,082,858	1,895,058	Common stock	18,846,281	18,846,281
Transportation equipment	198,791	157,510	Stock dividends to be distributed	4,014,258	-
Office equipment	1,093,490	726,177	Total capital stock	22,860,539	18,846,281
Miscellaneous equipment	4,311,971	3,479,769	Capital surplus
Total Costs	81,801,114	68,555,496	Additional paid-in capital	61,344,958	61,188,108
Less: Accumulated depreciation	(27,167,729)	(19,388,946)	Others	2,266,111	2,468,805
Accumulated impairment	(846,772)	(288,297)	Total capital surplus	63,611,069	63,656,913
Add: Prepayments on purchase of equipment	2,309,143	6,297,833	Retained earnings
Property, plant and equipment, net	56,095,756	55,176,086	Legal reserve	552,261	-
INTANGIBLE ASSETS			Unappropriated earnings	904,246	1,973,117
Consolidated debit	883,785	1,076,651	Total retained earnings	1,456,507	1,973,117
Deferred pension cost	8,028	11,162	Other adjustments of stockholders’ equity
Land use rights	2,277,701	1,490,811	Cumulative translation adjustments	1,932,479	(2,456,313)
Other intangible assets	470,723	498,875	Unrecognized loss on pension cost	(1,115)	(151)
Total intangible assets	3,640,237	3,077,499	Unrealized profit of financial assets	829,736	1,160,018
OTHER ASSETS			Total other adjustments of stockholders’ equity	2,761,100	(1,296,446)
Assets held for lease, net	620,719	-	Equity attributable to shareholders of the parent	90,689,215	83,179,865
Idle assets, net	507,002	-	Minority interest	20,696,479	18,124,507
Refundable deposits	470,261	421,196	Total stockholders’ equity	111,385,694	101,304,372
Deferred charges	3,715,239	2,403,654	TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$212,510,065	$227,485,324
Others	297,538	218,860
Total other assets	5,610,759	3,043,710
TOTAL ASSETS	$212,510,065	$227,485,324

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2009 AND 2008
(Expressed in Thousands of New Taiwan Dollars except for Earnings Per Share)

	2009	2008
NET SALES	$202,861,590	$208,810,656
COST OF SALES	(190,530,651)	(199,994,878)
GROSS PROFIT	12,330,939	8,815,778
OPERATING EXPENSES
Sales and marketing expenses	2,619,686	2,995,773
General and administrative expenses	3,020,094	2,552,086
Research and development expenses	3,681,514	2,443,380
Total	9,321,294	7,991,239
OPERATING INCOME	3,009,645	824,539
NON-OPERATING INCOMES AND GAINS
Interest income	68,931	251,151
Investment income recognized under the equity method	204,782	71,429
Dividends income	5,029	3,160
Gain on disposal of assets	72,502	6,379
Gain on disposal of investments	127,496	141,890
Gain on foreign exchange	-	1,507,457
Gain on reversal of bad debts	-	6,196
Valuation gain on financial assets	45,755	14,489
Others	1,030,602	1,447,631
Total	1,555,097	3,449,782
NON-OPERATING EXPENSES AND LOSSES
Interest expense	88,409	69,325
Loss on foreign exchange	195,436	-
Loss on disposal of assets	-	60,725
Impairment loss	391,721	27,816
Others	380,647	768,391
Total	1,056,213	926,257
INCOME BEFORE INCOME TAX	3,508,529	3,348,064
INCOME TAX EXPENSE	(1,010,421)	(349,515)
CONSOLIDATED NET INCOME	$2,498,108	$2,998,549
Represented by:
Available for parent shareholders	$1,010,183	$2,033,806
Available for minority shareholders	1,487,925	964,743
CONSOLIDATED NET INCOME	$2,498,108	$2,998,549
BASIC EARNINGS PER SHARE (in New Taiwan dollars)	After income tax	After income tax
Consolidated net income	$1.33	$1.77
Available for minority shareholders	(0.79)	(0.57)
Available for parent shareholders	$0.54	$1.20